Exhibit 10(o)

BERGER HOLDINGS, LTD.

1990 EMPLOYEE STOCK OPTION PLAN

          There is hereby established the Berger Holdings, Ltd. 1990 Employee Stock Option Plan (the “Plan”).  The Plan provides for the grant to certain employees of Berger Holdings, Ltd. and its subsidiaries (the “Company”) of options (“Options”) to purchase shares of Berger’s Common Stock, $.01 par value per share (“Common Stock”), and for the issuance, transfer or sale of such shares upon the exercise of Options.

          1.     Purpose.  The purpose of the Plan is to retain in the employ of the Company those who have contributed to the Company’s turnaround and to encourage their sense of proprietorship in the Company through participation in the distribution of 66,666 shares of Common Stock repurchased by the Company from Meridian Bank.

          2.     Administration of the Plan.  The Plan shall be administered under the supervision of a committee (the “Committee”) consisting of the Chairman and the President.  In addition to the discretionary authority of the Committee set forth herein, the Committee is authorized to establish such rules and regulations for the proper administration of the Plan as it may deem advisable and not inconsistent with provisions of the Plan.  Unless otherwise determined by the Committee, all questions arising under the Plan or under any rule or regulation with respect to the Plan adopted by the Committee, whether such questions involve an interpretation of the Plan or otherwise, shall be decided by the Committee, and its decisions shall be conclusive and binding in all cases.

          3.     Eligibility.  Options shall be granted only to persons who, on December 30, 1990 (the “Granting Date”), were employees of the Company or its subsidiaries.  A person to whom an Option is granted hereunder is hereinafter sometimes referred to as an “optionee.”  Attached as Annex I hereto is a list of the employees who are to be granted Options under the Plan and the initial number of shares subject to each Option.

          4.     Common Stock Reserved for Issuance.  The aggregate number of shares of Common Stock reserved for issuance upon the exercise of Options granted under the Plan shall be 66,666 shares, subject to adjustment as provided in Section 5(d) hereof.  If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall not be available again for the purposes of the Plan; provided, however, that unexercised Options which become non-exercisable by reason of termination of an optionee from the employ of the Company shall be reallocated to all of the then-employed optionees pro rata according to the original percentage allocations of Options granted to such optionees on the Granting Date.

          5.     Terms of Options.

                   (a)     Option Price.  Subject to adjustment pursuant to Section 5(d) hereof, the exercise price of Options shall be $3.00 per share, which is the price at which the Company repurchased shares of Common Stock from Meridian Bank.

                   (b)     Exercise Options.  Options shall be exercised by submitting to the Company a signed copy of a notice of exercise in a form to be supplied by the Company with payment of the aggregate Option Price.  The exercise of an Option shall be effective on the date on which the Company receives such notice with proper payment at its principal corporate offices.

                   (c)     Payment for Shares.  Payment of the Option Price for shares of Common Stock issued upon the exercise an Option shall be made in full at the time of exercise of the Option.  Payment of the Option Price shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock of the Company, valued on the trading date immediately preceding the date of exercise.  The fair market value of a share on a particular date shall, for the purposes of this Section 5, be deemed to be the mean of the closing representative bid and asked prices, as reported by the NASDAQ system (or if not then quoted on NASDAQ, as otherwise available in the over-the-counter market) on that date, or if there shall have been no bid and asked prices on that date, on the last preceding date on which bid and asked prices were quoted.  Prior to the distribution of Common Stock to which the optionee shall become entitled, there shall first be deducted all applicable withholding taxes, if any, unless the Committee shall have authorized other arrangements to permit the optionee to pay in cash the amount of such taxes which otherwise would be withheld.

                   (d)     Effect of Changes in Common Stock.  In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, pursuant to any of which events the then outstanding shares of the Common Stock are split up or combined, or are changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to, other shares of stock, the Committee may change the number and kinds of shares available under the Plan and any outstanding Option (including substitution of shares of another corporation) and the price of any Option.

                   (e)     Period of Exercise of Option.

                            (i)     Notwithstanding any other provisions contained in this Plan, each Option granted under the Plan shall be exercisable only for the five (5) year period commencing two (2) years after the Granting Date and terminating seven (7) years after the Granting Date (the “Option Period”).  Notwithstanding any other provision contained in this Plan, no Option shall be exercisable after the expiration of the Option Period.

                            (ii)    Except as provided in Paragraph (f) of this Section 5, no Option may be exercised unless the optionee is then in the employ of the Company or a subsidiary thereof and has been continuously so employed since the Granting Date.  The Plan shall not confer upon any optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the employee’s right or the Company’s right to terminate employment at any time.

                   (f)     Death, Incapacity or Disability of Optionee.  If an optionee should die while in the employment of the Company, an Option held by such optionee shall be exercisable by the estate of the optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, until the second anniversary of the date of death or the expiration of the Option Period whichever is earlier.  Should an optionee become legally incapacitated or disabled while in the employment of the Company, an Option held by such optionee shall be exercisable by his/her legal representative only during the Option Period.  In the event of the death, legal incapacity or disability of an optionee, all terms and conditions set forth herein shall continue to apply with equal force; provided, however, that an Option may be exercised by or on behalf of a deceased, incapacitated or disabled employee during the Option Period without regard to the restriction set forth in Section 5(a)(ii) hereof.

                   (g)     Optionees not Shareholders.  An optionee or a legal representative thereof shall have none of the rights of a shareholder with respect to shares subject to an Option until such shares shall be issued upon exercise of the Option.

                   (h)     Types of Options.  Options granted under the Plan shall be nonqualified, non-statutory options.

          6.     Disclosure.

                   (a)     As soon as practicable after the Granting Date, the Company shall deliver to all eligible optionees the following documents:

                            (i)     One (1) copy of this Plan; and

                            (ii)    One (1) Certificate of Eligibility evidencing the optionee’s right in the Option and the number of shares of Common Stock which such optionee is entitled to purchase through exercise of the Option.

                   (b)     During each year following the Granting Date and prior to the expiration of the Option Period, the Company shall deliver to each optionee a copy of the Company’s most recent Annual Report to Shareholders and Proxy Statement for any annual and special meetings of the shareholders of the Company.

          7.     Amendment and Discontinuance of the Plan.

                   (a)     The Board of Directors of the Company may at any time altar, suspend or terminate the Plan, but, except in accordance with the provisions of Section 5(d) hereof, no change shall be made which will have a material adverse effect upon any Option previously granted unless the consent of the optionee is obtained.

                   (b)     Notwithstanding the foregoing provisions of this Section 7, no person may be divested of the ownership of Common Stock previously issued, sold or transferred under the Plan.

          8.     Securities Law Restrictions.  No shares shall be issued and delivered upon exercise of Options unless and until, in the opinion of legal counsel for the Company, any applicable registration requirements under federal and state law, or any other requirements of law or of any regulatory body or securities exchange, shall have been fully complied with.  If legal counsel for the Company so requires as a condition to the issuance of optioned shares without registration (and such issuance without registration shall be at the sole discretion of the Board, no optionee having any right to compel the Company to register shares optioned at any time), the optionee shall be required, prior to the issuance of such optioned shares, to give written certificates and representations to the Company, in a form approved by such legal counsel consistent with securities laws and regulations then in effect, that such shares are being acquired for investment purposes only and with no intention for resale or transfer of any kind.  Any failure or refusal by an optionee so to certify or represent, or any reasonable belief by the Company that such facts certified or represented are not correct, shall be sufficient grounds for the Company to revoke the Option and refuse to issue the optioned shares as if the right to purchase such shares had never accrued.  All unregistered shares issued pursuant to such certifications and representations shall, if legal counsel so requires, bear a legend consistent with the certifications and representations, which legend may restrict the transferability of the shares until they are first registered or until legal counsel gives the Company a written opinion that any proposed sale or transfer by the holder does not require registration and would not jeopardize or destroy any exemptions from registration relied upon by the Company in issuing the shares.  Although it is not legally required to do so, the Company intends to file a registration statement under the securities laws with respect to shares of Common Stock subject to option hereunder.

          9.     Effective Date.  The Plan shall be effective as of December 31, 1990.

Name	Orig. # of Options

Abido, Ross B.	325
Anderson, Bruce	325
Barnhurst, Donald C.	325
Barr, Michael S.	325
Batuyong, Richard R.	325
Bentzley, Patricia A.	325
Bernard, Kevin W.	325
Bonilla, Maximo	325
Breslin, Joseph F.	325
Burkholder, Edward	325
Canfield, Shiela	325
Carpenter, Steve	1,000
Cintron, Irving G.	325
Collins, William W.	4,500
Colon, Pedro	325
Connell, Vaughn	325
Cortes, Reinaldo	325
Cranch, Robert D.	325
Decembrino, Peter	1,500
Dous, Nancy M.	325
Fenstermacher, William A.	325
Fox, Amy R.	325
Garrett, Thomas A.	325
George, Ralph C.	325
Gift, Martin	325
Goldstein, Robert S.	325

Name	Orig. # of Options

Griffith, Randy	325
Haag, Francis J.	325
Hall, Richard A.	325
Hardy, Theodore	325
Hause, Joel S.	1,500
Hobson, Paul E.	325
Hughes, John C.	325
Jimenez, Gabriel	325
Junqo, Denise M.	2,500
Kamm, Terry	325
Kashow, Grace E.	325
Kashow, William E	325
Kennedy, Marguerite	325
Kitchen, Herman	325
Koenig, Theodore W.	1,000
Llewllyn, Noel	325
Llewllyn, Blaine	1,500
Maner, Thomas F.	325
March, Fred R.	1,000
Matias, Rafael	325
Meeks, Ronald	325
McGeady, Dennis M.	2,500
McNichol, John J.	1,000
Moock, Thomas W.	325
Moore, Robert J.	1,000
Mullen, John F.	325
Musick, Elaine J.	325
Ownes, Carson	325
Perrott, Jr., John W.	325
Perry, Patricia	325
Pluck, Edward P.	325
Randis, Joseph D.	1,500
Rao, Daksha	325
Robertson, Jr., George	325
Robertson, Robert	325
Robertson, Sr., G.E.	325
Rodriguez, Eliecer, O.	325
Ross, David H.	325
Schwartz, Theodore A.	4,666
Shearer, Edward	1,500
Shearer, Terry L.	1,500
Siess, William J.	2,500
Skiles, Wayne W.	325
Smith, Raymond L.	1,000
Smith, William F.	325

Name	Orig. # of Options

Speise, Paul L.	4,500
Spitzer, Thomas R.	325
Stokes, Carol M.	325
Sugden, Donna L.	325
Sykes, Daniel	325
Teachey, Julius	325
Thomas, Winston	325
Toland, Samuel	325
Tyler, Avalon	325
Viera, Orlando	325
Vives, Angel	325
Vogt, Brian	325
Waiters, Williaim S.	325
Walters, Joseph A.	325
Wetzel, Eileen E.	325
Willoughby, Earl C.	325
Wyatt, Michelle M.	325
Yust, Karan	325
Zaborniak, Martin T.	325
Zayas, William	325